Registration No. 333-19335-01


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           POST-EFFECTIVE AMENDMENT
                                     NO. 1
                                      on
                                   FORM S-8
                                      to
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                          NEWMONT MINING CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)



      DELAWARE          1700 LINCOLN ST.          13-1806811
  (State or Other       DENVER, CO 80203      (I.R.S. Employer
    Jurisdiction         (303) 863-7414      Identification No.)
  of Incorporation   (Address of Principal
  or Organization)     Executive Offices)

                 SANTA FE PACIFIC GOLD CORPORATION DIRECTORS'
                            STOCK COMPENSATION PLAN
                      SANTA FE PACIFIC GOLD CORPORATION
                        LONG TERM INCENTIVE STOCK PLAN

                           (Full Title of the Plans)

                           TIMOTHY J. SCHMITT, ESQ.
                          NEWMONT MINING CORPORATION
                               1700  LINCOLN ST.
                               DENVER, CO 80203

                    (Name and Address and Telephone Number,
                  Including Area Code, of Agent for Service)

                                  Copies to:
                              MAUREEN S. BRUNDAGE
                                 WHITE & CASE
                          1155 AVENUE OF THE AMERICAS

                              NEW YORK, NY  10036


* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described under "Introductory Statement."

                            INTRODUCTORY STATEMENT

          Newmont Mining Corporation ("Newmont Mining" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-19335) (the "Form S-4 Registration Statement") by filing this Post-Effective Amendment No. 1 on Form S-8 ("Amendment No. 1") with respect to (i) 21,500 shares of common stock, par value, $1.60 per share, of Newmont Mining ("Newmont Mining Common Stock") issuable upon exercise of outstanding stock options granted under the Santa Fe Pacific Gold Corporation Directors' Stock Compensation Plan ("Directors' Stock Options") and (ii) up to 565,634 shares of Newmont Mining Common Stock issuable upon exercise of outstanding stock options granted under the Santa Fe Pacific Gold Corporation Long Term Incentive Stock Plan ("Incentive Stock Options"). The Santa Fe Pacific Gold Corporation Directors' Stock Compensation Plan and the Santa Fe Pacific Gold Corporation Long Term Incentive Stock Plan are herein collectively referred to as the "Plans." The Directors' Stock Options and the Incentive Stock Options are herein collectively referred to as the "Santa Fe Options." The shares of Newmont Mining Common Stock issuable upon exercise of the Santa Fe Options were registered under the S-4 Registration Statement.

          On May 5, 1997, Midtown Two Corp., a Delaware corporation and a wholly owned subsidiary of Newmont Mining ("Midtown Two"), was merged (the "Merger") with and into Santa Fe Pacific Gold Corporation ("Santa Fe") pursuant to an Agreement and Plan of Merger dated as of March 10, 1997, among the Registrant, Midtown Two and Santa Fe (the "Merger Agreement"). As a result of the Merger, (i) each outstanding share of Santa Fe common stock, par value $.01 per share (the "Santa Fe Common Stock"), (with certain specified exceptions) was converted into 0.43 of a share of Newmont Mining Common Stock, and (ii) each outstanding Santa Fe Option was assumed by Newmont Mining and now constitutes an option to acquire, on the same terms and conditions as were applicable under such Santa Fe Option prior to the Merger, the number of shares of Newmont Mining Common Stock as the holder of such Santa Fe Option would have been entitled to receive pursuant to the Merger had such holder exercised such Santa Fe Option in full immediately prior to the effective time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Santa Fe Common Stock otherwise purchasable pursuant to such Santa Fe Option divided by (z) the number of shares of Newmont Mining Common Stock deemed purchasable pursuant to such Santa Fe Option.

          The designation of this Post-Effective Amendment as Registration No. 333-19335-01 denotes that this Post-Effective Amendment relates only to the shares of Newmont Mining Common Stock issuable upon exercise of the Santa Fe Options pursuant to the Plans and that this is the first Post-Effective Amendment to the S-4 Registration Statement filed with respect to such shares.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The Registrant hereby incorporates by reference in this Prospectus
(i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, (iii) the Registrant's Current Reports on Form 8-K dated January 30, 1997, February 20, 1997, February 27, 1997, March 3, 1997, March 4, 1997, March 6, 1997, March 10, 1997, March 19, 1997 and April 28, 1997 and
(iv) the description of the Newmont Mining Common Stock contained in the Registrant's registration statement for such Newmont Mining Common Stock filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law authorizes and empowers the Registrant to indemnify the directors, officers, employees and agents of the Registrant against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with the Registrant, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Registrant in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

          The By-Laws of the Registrant provide that each person who at any time is or shall have been a director or officer of the Registrant, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Registrant, and such person's heirs, executors and administrators, shall be indemnified by the Registrant in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Section 6 of the By-Laws of the Registrant facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between the Registrant and the director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number    Description of Documents

 4.1 Restated Certificate of Incorporation dated as of July 13, 1987. Incorporated by reference to Exhibit 3 to the Registrant's Form 10-K for the year ended December 31, 1987.

 4.2      Certificate of Amendment to the Restated Certificate of
          Incorporation filed with the Secretary of State of Delaware on May 5, 1997.

 4.3 By-Laws as amended through November 1, 1993 and adopted November 1, 1993. Incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

 4.4 Rights Agreement dated as of September 23, 1987 between the Registrant and Manufacturers Hanover Trust Company as Equal Value Agent relating to the Equal Value Rights. Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated September 25, 1987.

 4.5 First Amendment dated as of October 1, 1987 amending the Rights Agreement dated as of September 23, 1987 between the Registrant and Manufacturers Hanover Trust Company, as Rights Agent. Incorporated by reference to Exhibit 4(b) to the Registrant's Form 10-K for the year ended December 31, 1990.

 4.6 Second Amendment dated as of May 1, 1989 amending the Rights Agreement dated as of September 23, 1987 between the Registrant and Manufactures Hanover Trust Company, as Rights Agent. Incorporated by reference to Exhibit 1 to the Registrant's Form 8 dated June 7, 1989.

 4.7 Rights Agreement dated August 30, 1990 between the Registrant and Manufacturers Hanover Trust Company, as Rights Agent. Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated August 31, 1990.

 4.8 First Amendment dated November 27, 1990 and Second Amendment dated December 7, 1990 to the aforementioned Rights Agreement dated August 30, 1990. Incorporated by reference to Exhibits 2 and 3, respectively, to the Registrant's Form 8 dated December 7, 1990.

 4.9 Third Amendment dated February 26, 1992 to the aforementioned Rights Agreement dated August 30, 1990. Incorporated by reference to
          Exhibit 4 to the Registrant's Form 8 dated March 17, 1992.

5.1 Opinion of White & Case, counsel to the Registrant, dated May 6, 1997 with respect to the legality of the Newmont Mining Common Stock registered.

23.1      Consent of Arthur Andersen LLP.

23.2 Consent of White & Case (included in Exhibit 5 to the Registration Statement).

24.1      Powers of Attorney.*

____________
*Previously filed.

ITEM 9.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the regis-tration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate juris-diction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 6th day of May, 1996.

                              NEWMONT MINING CORPORATION



                              By /s/ Timothy J. Schmitt
                                  Timothy J. Schmitt
                                  Vice President, Secretary and
                                  Assistant General Counsel


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons (who include a majority of the Board of Directors) in the capacities and on the dates indicated.

               Signature                                   Title                               Date

                     *
           Rudolph I.J. Agnew                            Director                          May 6, 1997


                     *
              J.P. Bolduc                                Director                          May 6, 1997



                     *
            Ronald C. Cambre             Chairman, President, Chief Executive              May 6, 1997
                                         Officer and Director (Principal
                                         Executive Officer)



                     *
           Joseph P. Flannery                            Director                          May 6, 1997


                     *
           Leo I. Higdon, Jr.                            Director                          May 6, 1997



                     *
            Thomas A. Holmes                             Director                          May 6, 1997


                     *
          Robin A. Plumbridge                            Director                          May 6, 1997



                     *
            Moeen A. Qureshi                             Director                          May 6, 1997


                     *
           Michael K. Reilly                             Director                          May 6, 1997



                     *
        William I.M. Turner, Jr.                         Director                          May 6, 1997


                     *
             Wayne W. Murdy              Executive Vice President and Chief                May 6, 1997
                                         Financial Officer (Principal Financial
                                         Officer)


                     *
             Gary E. Farmar              Vice President and Controller (Principal          May 6, 1997
                                         Accounting Officer)


*By /s/ Timothy J. Schmitt
     Timothy J. Schmitt as
     Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit No.

 4.1 Restated Certificate of Incorporation dated as of July 13, 1987. Incorporated by reference to Exhibit 3 to the Registrant's Form 10-K for the year ended December 31, 1987.

 4.2      Certificate of Amendment to the Restated Certificate of
          Incorporation filed with the Secretary of State of Delaware on May 5, 1997.

 4.3 By-Laws as amended through November 1, 1993 and adopted November 1, 1993. Incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

 4.4 Rights Agreement dated as of September 23, 1987 between the Registrant and Manufacturers Hanover Trust Company as Equal Value Agent relating to the Equal Value Rights. Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated September 25, 1987.

 4.5 First Amendment dated as of October 1, 1987 amending the Rights Agreement dated as of September 23, 1987 between the Registrant and Manufacturers Hanover Trust Company, as Rights Agent. Incorporated by reference to Exhibit 4(b) to the Registrant's Form 10-K for the year ended December 31, 1990.

 4.6 Second Amendment dated as of May 1, 1989 amending the Rights Agreement dated as of September 23, 1987 between the Registrant and Manufactures Hanover Trust Company, as Rights Agent. Incorporated by reference to Exhibit 1 to the Registrant's Form 8 dated June 7, 1989.

 4.7 Rights Agreement dated August 30, 1990 between the Registrant and Manufacturers Hanover Trust Company, as Rights Agent. Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated August 31, 1990.

 4.8 First Amendment dated November 27, 1990 and Second Amendment dated December 7, 1990 to the aforementioned Rights Agreement dated August 30, 1990. Incorporated by reference to Exhibits 2 and 3, respectively, to the Registrant's Form 8 dated December 7, 1990.

 4.9 Third Amendment dated February 26, 1992 to the aforementioned Rights Agreement dated August 30, 1990. Incorporated by reference to
          Exhibit 4 to the Registrant's Form 8 dated March 17, 1992.

 5.1 Opinion of White & Case, counsel to the Registrant, dated May 6, 1997 with respect to the legality of the Newmont Mining Common Stock registered.

23.1      Consent of Arthur Andersen LLP.

23.2 Consent of White & Case (included in Exhibit 5 to the Registration Statement).

24.1      Powers of Attorney.*


________________
* Previously filed.